NOTE

$1,125,000                                              Date:  July 24, 1996


         On July 24, 1996, ARC Capital, a California corporation ("Maker" or "ARC Capital"), Ventek, Inc. ("Payee") and the shareholders of Payee (the "Shareholders") entered into an Asset Purchase Agreement pursuant to which Maker acquired substantially all of the assets of Payee from Payee (the "Asset Purchase Agreement"). The purchase price of the Payee assets includes this note.

         FOR VALUE RECEIVED, Maker hereby promises to pay to the order of Payee the principal sum of ONE MILLION, ONE HUNDRED AND TWENTY-FIVE THOUSAND Dollars ($1,125,000) without interest according to the terms and subject to the conditions set forth in this note (the "Note").

I.       PAYMENT IN ONE INSTALLMENT

                  The principal of the Note will be paid in one installment on July 23, 1999 (the "Maturity Date"). All payments will be made by Maker to Payee at such place as Payee shall designate by written notice to the undersigned.

II.      PAYMENT IN CASH OR STOCK

                  On the Maturity Date, the Maker will be entitled, in its sole discretion, to satisfy the Note in cash or in Class A Common Stock of Maker ("Class A Stock"); provided, however, that if at the Maturity Date the Class A Stock is not traded on the Nasdaq Small Cap, NYSE, NMS, Nasdaq National Market, American Stock Exchange or similar stock exchange, then Payee shall have the right, in its sole discretion, to choose to receive payment under the Note in cash, if such decision is approved by a majority of the holders of the outstanding obligations due under the Note, with payment being made to the Payee at its address set forth herein, within five business days of the Maturity Date.


III.     PAYMENT IN STOCK

                  (1) If, in its sole discretion, Maker elects to pay the Note in Class A Stock, the number of shares of Class A Stock to be issued to Payee shall equal the principal sum of the Note divided by the Fair Market Value of the Class A Stock at the Maturity Date; provided, however, that the entire principal sum shall be satisfied, irrespective of the Fair Market Value of the Class A Stock, by the issuance by Maker of one million and eight hundred thousand (1,800,000) shares of Class A Stock. Example calculations of the amounts owed under

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this subparagraph (1) are set forth in Exhibit A attached
hereto.

                  (2) Notwithstanding anything to the contrary contained herein, under no circumstances shall Maker be required to issue more than an aggregate of 1,800,000 shares of Class A Stock.


                  (3) The maximum of 1,800,000 shares that may be issued under this Note and/or the payment in cash, is further subject to reduction by operation of Section 7.2 of the Asset Purchase Agreement which provides for a right of offset.

                  (4) This Note is junior in right of  payment  to that  certain note in the principal amount of $3,400,000 dated April 17, 1996, issued by ARC Capital and originally payable to Ilverton International, Inc.; provided, however, that the junior status of this Note shall not impair or alter the priority of Payee's security interests in the personal property described in the Pledge and Security Agreement of even date herewith by and among ARC Capital, ARC Subsidiary, Inc., Ventek, Inc. and Solin & Associates P.C. nor shall it relieve Maker of its obligations to make payments to Payee in accordance with the terms of Articles 1, 2 and 3 herein.

                  (5) "Fair Market Value" shall mean the closing market price of the Class A Stock on the last business day on or immediately prior to the Maturity Date.

                  (6) The Maker is not required to issue fractional shares of Class A Stock upon payment of the Note and, in lieu thereof, will pay a cash adjustment based upon the closing market price of the Class A Stock on the last business day on or prior to the Maturity Date.

                  (7) If the Maker (i) pays a dividend or makes a distribution on its Class A Stock in shares of its Stock; (ii) subdivides its outstanding shares of Class A Stock into a greater number of shares or; (iii) combines its outstanding shares of Class A Stock into a small number of shares; then the right to payment and the Payment Price in effect immediately prior to such action shall be adjusted so that the Payee may receive the number of shares of Class A Stock which he would have owned immediately following such action if the Note had been paid immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.


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                  (8)  Upon  payment  of the  Note  with  Class A  Stock,  Payee understands and agrees that the Class A Stock to be issued to Payee will contain the following legend:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.

                  (9) Upon receipt of the shares of Class A Stock, Payee shall be entitled to piggyback registration rights with respect to such shares as set forth in and pursuant to Section 5.4(c) of the Asset and Purchase Agreement.

IV.      NONTRANSFERABILITY OF RIGHT TO PAYMENT

                  The right to receive payment of the Note is transferable by the Payee only to the Shareholders.

V.       DEFAULT AND REMEDIES

                  (1) Events of Default. An Event of Default hereunder shall mean a default in the payment of any of the principal as and when due and payable, and be continuing for a period of 15 days following written notice thereof by Payee to Maker.

                  (2) Remedies. At any time after the occurrence of an Event of Default the Payee may, by written notice sent to the Maker by registered or certified mail, return receipt requested, declare the entire amount of this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived. Upon acceleration by Payee, Payee shall be entitled to all remedies available to it at law or in equity.

VI.      SECURITY FOR OBLIGATION

                  The payment of the Note is hereby secured by that certain Pledge and Security Agreement by and among ARC Capital and ARC Subsidiary, Inc. on the one hand and Ventek, Inc. and Solin & Associates P.C. on the other hand, of even date herewith.

VII.     MISCELLANEOUS

                  (1) Elements of Risk. Payee recognizes that the amount due pursuant to this Note involves a high degree of risk in that (i) the Maker is an early stage company; (ii) there can be no assurances that the Maker will sustain

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profitability or generate sufficient cash flows to repay the
Note.

           The Payee acknowledges that be has (x) prior investment experience, including Investment in non-listed and nonregistered securities, or be has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Maker to evaluate the merits and risks of entering into this Note and receiving Class A Stock upon payment of the Note and (y) that he recognizes the highly speculative nature of this transaction and is able to bear the economic risk he hereby assumes.

             The Payee hereby represents that he has been furnished by the Maker during the course of this transaction with all information regarding the Maker which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Maker concerning the terms and conditions of the Note, and any additional information which he had requested.

                      (2) Notice. Unless otherwise specified herein, all notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed to have been duly given if sent by telecopy or by registered or certified mail, return receipt requested, postage and fees prepaid, or otherwise actually delivered to the address of the party to whom the notice is addressed as set forth below:

If to Maker:

             ARC Capital
             Attn:  President
             2067 Commerce Drive
             Medford, OR  97504
             (FAX):  (541) 779-6838

If to Payee:

             Ventek, Inc.
             Attn: Vice President - Operations
             4217 W. 5th Avenue
             Eugene, OR  97402

             Maker and Payee may each from time to time change its address for receiving notice by giving written notice thereof in the manner set forth above.

                      (3) Amendment; Waiver. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors, heirs, assigns, and personal

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representatives.  No  provision  of this  Note may be waived  unless in  writing signed by Payee, and waiver of any one provision of this Note shall not be deemed to be a waiver of any other provision.

                      (4) Attorney's Fees. If an Event of Default occurs, the undersigned promises to pay all reasonable costs and expenses of collection and attorneys' fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed in relation thereto.

                      (5)     Severability.  Whenever possible, each
provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                      (6)     Headings.  The section and subsection
headings contained in this Note are included for convenience only and form no part of the agreement between the parties.

                      (7) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon.

             IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the date and year first above written.

                                                ARC CAPITAL



                                                By:_____________________________
                                                   Alan R. Steel
                                                   Vice President and
                                                    Chief Financial Officer




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